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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the registration of 12,500,000 additional shares of common stock offered pursuant to the Stock Incentive Plan, of our report dated February 26, 2002, except as to the stock split and the new credit facilities described in Note P which is as of April 10, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of The
TJX Companies, Inc., which is incorporated by reference in The TJX Companies, Inc.'s Annual Report on Form 10-K for the year ended January 26, 2002.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 25, 2002




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